A special meeting of shareholders was held on April 19, 2017. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
For Fidelity Simplicity RMD Income Fund℠, to modify the fund’s fundamental investment objective.

	# of Votes	% of Votes
Affirmative	6,371,329.13	97.937
Against	134,265.64	2.063
Abstain	0.00	0.000
TOTAL	6,505,594.77	100.000

PROPOSAL 1
For Fidelity Simplicity RMD 2005 Fund℠, to modify the fund’s fundamental investment objective.

	# of Votes	% of Votes
Affirmative	16,631,958.86	94.938
Against	683,400.99	3.901
Abstain	203,536.75	1.161
TOTAL	17,518,896.60	100.000

PROPOSAL 1
For Fidelity Simplicity RMD 2010 Fund℠, to modify the fund’s fundamental investment objective.

	# of Votes	% of Votes
Affirmative	5,969,376.47	100.000
Against	0.00	0.000
Abstain	0.00	0.000
TOTAL	5,969,376.47	100.000

PROPOSAL 1
For Fidelity Simplicity RMD 2015 Fund℠, to modify the fund’s fundamental investment objective.

	# of Votes	% of Votes
Affirmative	7,712,242.87	99.606
Against	0.00	0.000
Abstain	30,507.28	0.394
TOTAL	7,742,750.15	100.000

PROPOSAL 1
For Fidelity Simplicity RMD 2020 Fund℠, to modify the fund’s fundamental investment objective.

	# of Votes	% of Votes
Affirmative	5,962,949.34	93.528
Against	412,668.45	6.472
Abstain	0.00	0.000
TOTAL	6,375,617.79	100.000

PROPOSAL 2
For Fidelity Simplicity RMD Income Fund℠, to approve an amended and restated management contract between the fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	6,469,652.37	99.448
Against	35,942.40	0.552
Abstain	0.00	0.000
TOTAL	6,505,594.77	100.000

PROPOSAL 2
For Fidelity Simplicity RMD 2005 Fund℠, to approve an amended and restated management contract between the fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	16,763,439.95	95.688
Against	351,339.88	2.006
Abstain	404,116.77	2.306
TOTAL	17,518,896.60	100.000

PROPOSAL 2
For Fidelity Simplicity RMD 2010 Fund℠, to approve an amended and restated management contract between the fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	5,969,376.47	100.000
Against	0.00	0.000
Abstain	0.00	0.000
TOTAL	5,969,376.47	100.000

PROPOSAL 2
For Fidelity Simplicity RMD 2015 Fund℠, to approve an amended and restated management contract between the fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	7,712,242.87	99.606
Against	0.00	0.000
Abstain	30,507.28	0.394
TOTAL	7,742,750.15	100.000

PROPOSAL 2
For Fidelity Simplicity RMD 2020 Fund℠, to approve an amended and restated management contract between the fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	5,962,949.34	93.528
Against	412,668.45	6.472
Abstain	0.00	0.000
TOTAL	6,375,617.79	100.000